Exhibit (g)(2)

COPY

WORLDWIDE SECURITIES SERVICES

jpmorgan.com

J.P.Morgan

Table of contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	2

1.1	Intention of the Parties	2

1.2	Definitions	2

2.	WHAT J.P. MORGAN IS REQUIRED TO DO	5

2.1	Set Up Accounts	5

2.2	Cash Account	6

2.3	Segregation of Assets; Nominee Name	6

2.4	Settlement of Transactions	7

2.5	Contractual Settlement Date Accounting	7

2.6	Actual Settlement Date Accounting	8

2.7	Income Collection (AutoCredit®)	8

2.8	Miscellaneous Administrative Duties	9

2.9	Corporate Actions	9

2.10	Class Action Litigation	10

2.11	Proxies	10

2.12	Statements of Account	11

2.13	Access to J.P. Morgan’s Records	11

2.14	Maintenance of Financial Assets at Subcustodian Locations	11

2.15	Tax Relief Services	12

2.16	Foreign Exchange Transactions	12

2.17	Notifications	12

3.	INSTRUCTIONS	12

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	12

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3.2	Verification and Security Procedures	13

3.3	Instructions; Contrary to Law/Market Practice	13

3.4	Cut-Off Times	13

3.5	Electronic Access	13

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK	13

4.1	Fees and Expenses	13

4.2	Overdrafts	14

4.3	J.P. Morgan’s Right Over Securities; Set-off	14

5.	SUB-SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	15

5.1	Appointment of Subcustodians; Use of Securities Depositories	15

5.2	Liability for Subcustodians	16

6.	ADDITIONAL PROVISIONS RELATING TO TRUST CUSTOMER AND FUND CUSTOMERS	16

6.1	Representations of Trust Customer, each Fund Customer and J.P. Morgan	16

6.2	Trust Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	17

6.3	Special Settlement Services	18

7.	WHEN J.P. MORGAN IS LIABLE TO TRUST CUSTOMER AND FUND CUSTOMERS	18

7.1	Standard of Care; Liability	18

7.2	Force Majeure	19

7.3	J.P. Morgan May Consult With Counsel	19

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	19

7.5	Assets Held Outside J.P. Morgan’s Control	19

7.6	Ancillary services	20

8.	TAXATION	20

8.1	Tax Obligations	20

8.2	Tax Relief Services	21

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9.	TERMINATION	21

9.1	Termination	21

9.2	Exit Procedure	22

10.	MISCELLANEOUS	22

10.1	Notifications	22

10.2	Successors and Assigns	23

10.3	Interpretation	23

10.4	Entire Agreement	23

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch	23

10.6	Insurance	24

10.7	Security Holding Disclosure	24

10.8	USA PATRIOT Act Disclosure	24

10.9	Governing Law and Jurisdiction	24

10.10	Severability; Waiver; and Survival	25

10.11	Confidentiality	25

10.12	Counterparts	26

10.13	No Third Party Beneficiaries	26

SCHEDULE 1 List of Subcustodians and Markets Used by the Bank		27
SCHEDULE 2 [Intentionally Deleted]		28
SCHEDULE 3 Authorized Fund Managers/Advisers		29
SCHEDULE 4 Form of Board Resolution		30
SCHEDULE 5 Electronic Access		31

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GLOBAL SUBCUSTODY AGREEMENT

This agreement, dated September 14, 2010, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at One Chase Manhattan Plaza, New York, NY 10005, UBS Trust Company of Puerto Rico (“Trust Customer”) with a place of business at American International Plaza Building, 10th Floor, 250 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, as custodian for certain of its clients listed on Schedule 6, (“Fund Customers”), and UBS Trust Company of Puerto Rico, as administrator, and on behalf, of the Fund Customers.

WHEREAS, Trust Customer acts as custodian for the Fund Customers;

WHEREAS, Trust Customer has requested, and J.P. Morgan has agreed, to act as a sub-custodian to Trust Customer with respect to such Fund Customers;

NOW, THEREFORE, the parties agree as follows:

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)

This Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to the Trust Customer and the Fund Customers. J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b)

Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. The Trust Customer and the Fund Customers acknowledge that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

1.2	Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, J.P. Morgan Trust Customer or a Fund Customer.

“Affiliated Sub-Subcustodian” means a Sub-Subcustodian that is an Affiliate.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from Trust Customer in the form of Schedules 2 or 3 as the case may be (or by written notice in the form of Appendix A from any agent designated by Trust Customer, including, without limitation, an investment manager) to act on behalf of a Fund Customer under this Agreement. Such persons will

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continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Trust Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1 (a)(ii).

“Confidential Information” means and includes all non public information concerning the Fund Customers or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in a Securities Account that requires discretionary action by the beneficial owner of the Security, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Designated Account” means a Cash Account in the name of Trust Customer funded and belonging to Trust Customer, and not as custodian for the Fund Customers, which will be funded monthly within three (3) business days of the receipt by Trust Customer of an invoice for services hereunder.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instructions” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“J.P. Morgan Indemnitees” means J.P. Morgan, its Sub-Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

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“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognised in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for a Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any clearing system, securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Sub-Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Trust Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Trust Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Fund Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Sub-Subcustodian” means any of the sub-subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1) and includes any Affiliated Sub-Subcustodian.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

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2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)

one or more Securities Accounts in the name of each Fund Customer (or in another name requested by Trust Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan or its Sub-Subcustodian or a Securities Depository for J.P. Morgan on behalf of such Fund Customers, including as an Entitlement Holder; and

(ii)

one or more accounts in the name of each Fund Customer (or in another name requested by Trust Customer that is acceptable to J.P. Morgan) (each, a “Cash Account”) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of such Fund Customers.

Notwithstanding paragraph (ii), cash held in respect of those markets where the applicable Fund Customer is required to have a cash account in its own name held directly with the relevant Sub-Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

The Cash Accounts will not be interest-bearing and all funds therein may at the Trust Customer’s direction be swept on a daily basis to one or more investment companies selected by Trust Customer.

(b)	At the request of Trust Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement;

(c)

In the event that Trust Customer requests the opening of any additional Account for the purpose of holding collateral pledged by a Fund Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by such Fund Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement;

(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of the applicable Fund Customer’s constitutional documents as currently in force;

(ii)	evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by Trust Customer (for example by a certified copy of a resolution of

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Trust Customer’s board of directors or equivalent governing body, substantially in the form set out in Schedule 4);

(iii)	J.P. Morgan’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)	in the case of any Account opened in a name not that of Fund Customers, documentation with respect to that name similar to that set forth in sub-sections (i) - (iii).

2.2	Cash Account

(a)

Any amount standing to the credit of a Cash Account is a debt due from J.P. Morgan to the applicable Fund Customer as banker. Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in a Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan or at J.P. Morgan’s London Branch. Any cash so deposited with J.P. Morgan’s London Branch will be payable exclusively by J.P. Morgan’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)

Any amounts credited by J.P. Morgan to a Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify Trust Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)

J.P. Morgan will identify in its books that Financial Assets credited to a Fund Customer’s Securities Account belong to such Fund Customer (except as otherwise may be agreed by J.P. Morgan and Trust Customer).

(b)

To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Sub-Subcustodian to identify in its own books that Financial Assets held at such Sub-Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Sub-Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Sub-Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and

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denomination as those deposited with J.P. Morgan or its Sub-Subcustodian; and

(iv)

to register in the name of the applicable Fund Customer, J.P. Morgan, a Sub-Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, each Fund Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and each such Fund Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by such Fund Customer. In the case of the failure of such Fund Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify the Trust Customer of such failure. If Fund Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by the Fund Customer (or Trust Customer on its behalf) that J.P. Morgan has in its possession to allow such Fund Customer to enforce rights that such Fund Customer has against such Fund Customer’s counterparty, but neither J.P. Morgan nor its Sub-Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5	Contractual Settlement Date Accounting

(a)

J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i)

Sales: On the settlement date for a sale, J.P. Morgan will credit the applicable Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction where not already delivered.

(ii)

Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the applicable Cash Account for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan then will post the applicable Securities Account as awaiting receipt of the expected Financial Assets. The Fund Customer will not be entitled to the delivery of Financial Assets that are awaiting

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receipt until J.P. Morgan or a Sub-Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide Trust Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from this list upon reasonable notice to Trust Customer. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)

J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon notice to Trust Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The applicable Fund Customer will be responsible for any costs or liabilities resulting from such reversal. Each Fund Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to such Fund Customer.

2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by J.P. Morgan.

2.7	Income Collection (AutoCredit®)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify Trust Customer of such information.

(b)

Unless Trust Customer is notified otherwise, J.P. Morgan will credit the applicable Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) in those markets where J.P. Morgan customarily provides an AutoCredit service. Upon request, J.P. Morgan shall provide Trust Customer with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Trust Customer that is reasonable in the circumstances. J.P. Morgan may reverse AutoCredit credits upon oral or written notification to Trust Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

(c)

In markets where J.P. Morgan does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by J.P. Morgan or any third party) will be credited only after actual receipt and reconciliation.

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(d)

J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Trust Customer of the late payment, but neither J.P. Morgan nor its Sub-Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)

present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of the applicable Fund Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)

In the event that, as a result of holding Financial Assets in an omnibus account, a Fund Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit such Fund Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and such Fund Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)

If some, but not all, of an outstanding class of Financial Asset is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

2.9	Corporate Actions

(a)

J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Trust Customer or its Authorized Person.

(b)

J.P. Morgan will act in accordance with Trust Customer’s Instructions in relation to such Corporate Actions. If Trust Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Sub-Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and Trust

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Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Trust Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that one of the Fund Customers was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the applicable Fund Customer in respect to such notifications except as otherwise agreed in writing between Trust Customer and J.P. Morgan.

2.11	Proxies

(a)

J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Trust Customer of such information and, subject to Section 2.11(c), act in accordance with Trust Customer’s Instructions in relation to such meetings (“the Proxy Voting Service”).

(b)

The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)

The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)

Trust Customer and each Fund Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)

J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Trust Customer by means of the Notification.

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2.12	Statements of Account

(a)

J.P. Morgan will provide Trust Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet. Trust Customer will review the statements of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to Trust Customer or would have been sent, as the case may be.

(b)

Trust Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed on-line that is updated or corrected no later than the close of business on the business day after the transaction was posted.

2.13	Access to J.P. Morgan’s Records

(a)

J.P. Morgan will allow each Fund Customer’s auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to Financial Assets as is required in connection with their examination of books and records pertaining to such Fund Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan also directs any Sub-Subcustodian to permit such Fund Customer’s auditors and independent public accountants, reasonable access to the records of any Sub-Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)

J.P. Morgan will, upon reasonable written notice, allow Trust Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. Trust Customer shall reimburse J.P. Morgan for the cost of copying, collating and researching archived information at J.P. Morgan’s regular hourly rate.

2.14	Maintenance of Financial Assets at Sub-Subcustodian Locations

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time

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to time. J.P. Morgan may modify Schedule 1 to this Agreement upon notice to Trust Customer.

2.15	Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16	Foreign Exchange Transactions

To facilitate the administration of each Fund Customer’s trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with such Fund Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Sub-Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Sub-Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.17	Notifications

If Trust Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement by posting it on the website.

3.	INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)

Trust Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. Trust Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Trust Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)

J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

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3.2	Verification and Security Procedures

(a)

J.P. Morgan and Trust Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Trust Customer where reasonably practicable.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Trust Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

3.5	Electronic Access

Access by Trust Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 5.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses -

Trust Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Invoices will be payable within thirty (30) days of the date of the invoice. If Trust Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Designated Account except to the extent that Trust Customer has objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

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4.2	Overdrafts

If a debit to any currency in a Cash Account or the Designated Account results in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to a Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Trust Customer or Fund Customer, as applicable, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Trust Customer’s or relevant Fund Customer’s behalf, as applicable, will be asserted by Trust Customer or the relevant Fund Customer, as applicable, against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Designated Account or a Cash Account, as applicable, or to settle any transaction for which Trust Customer or the relevant Fund Customer, as applicable, does not have sufficient available funds in the applicable currency in the Account.

4.3	J.P. Morgan’s Right Over Securities; Set-off

(a)

Without prejudice to J.P. Morgan’s rights under Applicable Law, each Fund Customer grants to J.P. Morgan a security interest in and a lien on the Financial Assets held in its Securities Account as security for any and all Credit Indebtedness outstanding from time to time (whether actual or contingent) of such Fund Customer to J.P. Morgan or any of its Affiliates; provided, however that such lien shall under no circumstances encumber Financial Assets in excess of the amount of such Credit Indebtedness. “Credit Indebtedness” shall mean any overdrafts (excluding interest), advances or other credits of cash made by J.P. Morgan or any of its Affiliates (including, due to a reversal of a credit or the purchase of any currency) for the benefit of, or on behalf of, a Fund Customer (including, in connection with any fund administration or securities lending services) and any interest payable thereon. For the avoidance of doubt, Credit Indebtedness also includes such overdrafts, advances or other credits of cash incurred through, or arising under, any omnibus demand deposit or clearing account, which can legally be attributed specifically to a Fund Customer, whether or not the account is in the name of such Fund Customer, Trust Customer, J.P. Morgan or another entity. J.P. Morgan shall be entitled without notice to Trust Customer or to the applicable Fund Customer, to withhold delivery of such Financial Assets, and with prior notice, to sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the applicable Cash Account in satisfaction of such Credit Indebtedness. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies. For the avoidance of doubt, (i) the liabilities of one Fund Customer

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cannot be offset against a separate Fund Customer or against the Trust Customer and (ii) the liabilities of Trust Customer cannot be offset against any Fund Customer.

(b)

Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any amount owing by Trust Customer or a Fund Customer to J.P. Morgan or any of its Affiliates any amount in any currency standing to the credit of any of the accounts of Trust Customer or such Fund Customer, as applicable, (whether deposit or otherwise) (and excluding, for purposes of clarity, the accounts of any owners, affiliates or subsidiaries of Trust Customer or such Fund Customer, as applicable) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies. For the avoidance of doubt, (i) the liabilities of one Fund Customer cannot be offset against a separate Fund Customer or against the Trust Customer and (ii) the liabilities of Trust Customer cannot be offset against any Fund Customer.

5.	SUB-SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Sub-Subcustodians; Use of Securities Depositories

(a)

J.P. Morgan is authorized under this Agreement to act through and hold each Fund Customer’s Financial Assets with Sub-Subcustodians. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Sub-Subcustodians. In addition, J.P. Morgan and each Sub-Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and the Trust Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

(b)

Any agreement J.P. Morgan enters into with a Sub-Subcustodian for holding J.P. Morgan’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Sub-Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Sub-Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Sub-Subcustodian exercises any claim for such payment against a Fund Customer’s assets. Where a Sub-Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Sub-Subcustodian to identify on its records as belonging to J.P. Morgan, as agent, the

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Securities shown on the Sub-Subcustodian’s account at such Securities Depository. This Section 5.1 (b) will not apply to the extent of any special agreement or arrangement made by the Trust Customer with any particular Sub-Subcustodian.

(c)

J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event a Fund Customer incurs a loss due to the negligence, willful default, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

5.2	Liability for Sub-Subcustodians

(a)	Subject to Section 7.1 (b), J.P. Morgan will be liable for direct losses incurred by a Fund Customer that result from:

(i)

the failure by a Sub-Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Sub-Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Sub-Subcustodian.

(b)

Subject to Section 5.1 (a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Sub-Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by a Fund Customer that result from the insolvency of any Sub-Subcustodian which is not a branch or an Affiliated Sub-Subcustodian.

(c)

J.P. Morgan reserves the right to add, replace or remove Sub-Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by the Trust Customer, J.P. Morgan will identify the name, address and principal place of business of any Sub-Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Sub-Subcustodian.

6.	ADDITIONAL PROVISIONS RELATING TO TRUST CUSTOMER AND FUND CUSTOMERS

6.1	Representations of Trust Customer, each Fund Customer and J.P. Morgan

(a)

Trust Customer and each Fund Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in

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accordance with the terms of this Agreement, and to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Trust Customer’s and each of the Fund Customer’s legal, valid and binding obligation, enforceable against Trust Customer and each Fund Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States or its territories and shall notify J.P. Morgan of any changes in residency and (v) the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and each Fund Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and the Trust Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(b)

J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Trust Customer and each Fund Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2	Trust Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Trust Customer is acting as an agent, custodian, or for another person as envisaged in Section 2.1 (a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat Fund Customer as its principal for all purposes under this Agreement. In this regard, Fund Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against Trust Customer’s principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to Fund Customers from time to time special settlement services for transactions involving Securities, cash, foreign exchange, and other instruments or contracts. Trust Customer shall comply, and shall procure that its Authorized Persons shall comply, with the requirements of

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any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.	WHEN J.P. MORGAN IS LIABLE TO TRUST CUSTOMER AND FUND CUSTOMERS

7.1	Standard of Care; Liability

(a)

J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)

J.P. Morgan will be liable for Trust Customer’s and each Fund Customer’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as custodian.

(c)

Trust Customer and each Fund Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of a Fund Customer’s Financial Assets. Nevertheless, Trust Customer nor such Fund Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2 of this Agreement.

(d)

Trust Customer and each Fund Customer agree that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to Trust Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Trust Customer or such Fund Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Trust Customer or such Fund Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.

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7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Trust Customer or any Fund Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of the Trust Customer or applicable Fund Customer), and will not be liable to the Trust Customer or applicable Fund Customer under this Agreement for any action taken or omitted pursuant to such advice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Trust Customer and each Fund Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by a Fund Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of such Fund Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to hold Securities or cash with any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record Securities in the name of any person not agreed to by J.P. Morgan. If, however, Trust Customer makes such a request and J.P. Morgan

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agrees to the request, the consequences of doing so will be at Trust Customer’s and the applicable Fund Customer’s own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

J.P. Morgan and its Sub-Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities). Although J.P. Morgan will use reasonable care (and procure that its Sub-Subcustodians use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

8.	TAXATION

8.1	Tax Obligations

(a)

Each Fund Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to its Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of such Fund Customer’s Accounts.

(b)

Trust Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Trust Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Trust Customer or any third party; (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by Trust Customer or any third party; (iii) the withholding of material information by Trust Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)

If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d)

Each Fund Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in its Securities Account provided, however, that J.P. Morgan will be responsible for

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any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services

(a)

Subject to the provisions of this Section, J.P. Morgan will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available. To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

(b)

The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from Trust Customer and Fund Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Account or the payment of income.

(c)

J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Trust Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 J.P. Morgan will have no responsibility with regard to any Fund Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1	Termination

(a)

The initial term of this Agreement shall be for a period of three years following the date on which J.P. Morgan commenced providing services under the Agreement. Following the initial term, the Trust Customer may terminate this Agreement on one hundred and twenty (120) days’ written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and twenty (120) days’ written notice to Trust Customer.

(b)	Notwithstanding Section 9.1 (a):

(i)

Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)	Either party may terminate this Agreement immediately on written notice to the other party upon the other party being

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declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)

J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to Trust Customer and Fund Customer in the event that J.P. Morgan reasonably determines that Trust Customer or a Fund Customer has ceased to satisfy J.P. Morgan’s customary credit requirements;

9.2	Exit Procedure

Trust Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If Trust Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to its successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. J.P. Morgan will in any event be entitled to deduct prior to delivery of the Financial Assets and cash (i) from the Designated Account any amounts owed to it as fees under this Agreement and (ii) from the Accounts of a Fund Customer any amounts owed to it with respect to Credit Indebtedness, of such Fund Customer (and, accordingly, J.P. Morgan will be entitled to withhold delivery of such Financial Assets, or with prior notice, sell or otherwise realize any of such Financial Assets of such Fund Customer and apply the sale proceeds and any other monies credited to the applicable Cash Account in satisfaction of amounts owing to it by such Fund Customer with respect to Credit Indebtedness). Trust Customer will reimburse J.P. Morgan promptly for all reasonable out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination. For the avoidance of doubt, (i) the liabilities of one Fund Customer cannot be offset against a separate Fund Customer or against the Trust Customer and (ii) the liabilities of Trust Customer cannot be offset against any Fund Customer.

10.	MISCELLANEOUS

10.1	Notifications

Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

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10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without Trust Customer’s or any Fund Customer’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business with sixty (60) days written notification to Trust Customer.

10.3	Interpretation

Headings are for reference and convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules and the Exhibits (and any separate agreement which J.P. Morgan and Trust Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch

Under U.S. federal law, deposit accounts that Fund Customers maintain in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks. However, the Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom J.P. Morgan’s London Branch provides services suffering a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, Fund Customers may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum

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compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £50,000. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

Trust Customer and Fund Customers acknowledge that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Trust Customer or Fund Customers. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Trust Customer upon written request.

10.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of any Fund Customer in response to shareholder communications requests regarding an Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Trust Customer and Fund Customers acknowledge that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Fund Customers and Trust Customer’s identity including without limitation Fund Customers and Trust Customer’s name, address and organizational documents (“identifying information”). Fund Customers and Trust Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Fund Customers and Trust Customer agree to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.9	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the federal laws of the United States, to the extent that this Agreement is not covered by federal law then the laws of the State of New York shall apply, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of

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these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Trust Customer and Fund Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Trust Customer and Fund Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.10	Severability; Waiver; and Survival

(a)

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)

Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.11	Confidentiality

(a)

Subject to Clause 10.11 (b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over the J.P. Morgan’s business, or with the consent of Trust Customer.

(b)	Trust Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)

any Sub-Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes is reasonably required to disclose such information in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

Global Subcustody Agreement - JPMCB New York - General - October 2009

(iii)	its Affiliates and branches, and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)

Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

Global Subcustody Agreement - JPMCB New York - General - October 2009

SCHEDULE 1

List of Sub-Subcustodians and Markets Used by J.P. Morgan

UP TO DATE LIST TO BE INSERTED AT TIME OF SIGNING

Global Subcustody Agreement - JPMCB New York - General - October 2009

SCHEDULE 2

[Intentionally Deleted]

Global Subcustody Agreement - JPMCB New York - General - October 2009

SCHEDULE 3

Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording. A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*

Signature: Name:
Title:

        * If left blank, the Fund Manager is authorized to give instructions on all accounts.

Global Subcustody Agreement - JPMCB New York - General - October 2009

SCHEDULE 4

Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.

..................... 20...

We hereby certify that the following is a true copy of the minutes of the Board of Directors of .......................................................................................... (the “Company”) which was duly called and held on ................................., 20........ and at which a duly qualified quorum was present throughout and entitled to vote.

1.

There was produced to the meeting a form of Subcustody Agreement provided by JPMorgan Chase Bank, N.A. (“J.P. Morgan”) for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein. The form of Subcustody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorized Persons (as defined therein) and details of persons authorized to give instructions on behalf of the Company had been completed in Schedule 2. Details of any Fund Managers and Advisers had been completed in Schedule 3. The indemnities given to J.P. Morgan in the Subcustody Agreement were also noted. The meeting considered the form of the Subcustody Agreement.

2.	IT WAS RESOLVED that the form of Subcustody Agreement (together with the Schedule and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that

..................................................................................................................................................................................... ......** be and he/she is hereby authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.

There was produced to the meeting a form of power of attorney (“power of attorney”) to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Subcustody Agreement. The meeting considered the form of the power of attorney and in particular the indemnities contained in it. IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company’s constitution.

................................................................................................. Director

...................................................................................... Secretary

*Name of Company in full.

Global Subcustody Agreement - JPMCB New York - General - October 2009

SCHEDULE 5

Electronic Access

1.

J.P. Morgan shall permit Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”). J.P. Morgan reserves the right to modify this Schedule 5 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to Customer. J.P. Morgan shall endeavor to give Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to Customer if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.

In consideration of the fees paid by Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan owned or sublicensed software provided for a particular Application, J.P. Morgan grants to Customer and, where applicable, its Authorized Persons on the terms of this Schedule 5 a non-exclusive license to use the Products and the information and data made available to Customer through the Products (the “Data”) for the sole use of Customer. Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.

The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”). If and to the extent that there is a conflict between the Product Terms and this Schedule 5, the provisions of this Schedule 5 shall prevail.

4.

Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and Customer hereby expressly assumes such risks. Customer shall make its own independent assessment of the adequacy of the Internet and of the security procedures made available by J.P. Morgan. Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages. All such software must be interoperable with J.P. Morgan’s software. Each of Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.

In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. Provided that J.P. Morgan reasonably provides such other means, J.P. Morgan shall not be liable for any Liabilities arising out of the inability to instruct or communicate using the J.P. Morgan’s web site in the absence of the J.P. Morgan’s gross negligence or willful misconduct.

Global Subcustody Agreement - JPMCB New York - General - October 2009

6.

Customer shall use (and procure that its Affiliates, Authorized Persons, and other agents will use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and data from the threat of computer viruses and other similar destructive software elements (“Viruses”) and to minimize the risk of transmission of Viruses between the parties.

7.

Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time. Customer further represents and warrants to J.P. Morgan that Customer shall not access the service from any jurisdiction which J.P. Morgan informs Customer or where Customer has actual knowledge that the service is not authorized for use due to local regulations or laws. Prior to submitting any document which designates the persons authorized to act on Customer’s behalf, Customer shall obtain from each individual referred to in such document all necessary consents to enable the Bank to process the data set out therein for the purposes of providing the Products.

8.	Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 5.

Global Subcustody Agreement - JPMCB New York - General - October 2009

SCHEDULE 6

List of Fund Customers

Global Subcustody Agreement - JPMCB New York - General - October 2009

APPENDIX A

Specimen Fund Manager Mandate

TO:	JPMORGAN CHASE BANK, N.A.

GLOBAL CUSTODY DIVISION

DATE:

Dear Sirs,

Re: Global Subcustody for         (the “Customer”).

We warrant that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s). We agree to indemnify and hold J.P. Morgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

J.P. Morgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Global Subcustody Agreement between J.P. Morgan and Customer, or, if no such Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that J.P. Morgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of fund manager]

Signature:

Name:

Position:

Evidence of Authority to sign this Letter is enclosed

Global Subcustody Agreement - JPMCB New York - General - October 2009

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

    *i.e. writing, telephone or facsimile

Global Subcustody Agreement - JPMCB New York - General - October 2009

EXHIBIT 1

Products

UP TO DATE LIST TO BE INSERTED AT TIME OF SIGNING

Global Subcustody Agreement - JPMCB New York - General - October 2009

AMENDMENT TO GLOBAL SUBCUSTODY AGREEMENT

This instrument, dated September             , 2010, is between UBS Trust Company of Puerto Rico (“Trust Customer”) with a place of business at American International Plaza Building, 10th Floor, 250 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, as custodian for certain of its clients listed on Schedule 6, (“Fund Customers”), and UBS Trust Company of Puerto Rico, as administrator, and on behalf, of the Fund Customers, and J.P. MORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”). It amends the Global Subcustody Agreement, as amended and restated as of September 14, 2010, (the “Custody Agreement”) between the Trust Customer, Administrator, and the Bank. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Custody Agreement.

WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.    Section 4.3(a) is hereby amended by deleting the clause in its entirety and replacing it with the following:

“(a)     Without prejudice to J.P. Morgan’s rights under Applicable Law, each Fund Customer grants to J.P. Morgan a security interest in and a lien on the Financial Assets held in its Securities Account as security for any and all Credit Indebtedness outstanding from time to time (whether actual or contingent) of such Fund Customer to J.P. Morgan or any of its Affiliates. “Credit Indebtedness” shall mean any overdrafts (excluding interest), advances or other credits of cash made by J.P. Morgan or any of its Affiliates (including, due to a reversal of a credit or the purchase of any currency) for the benefit of, or on behalf of, a Fund Customer (including, in connection with any fund administration or securities lending services) and any interest payable thereon. For the avoidance of doubt, Credit Indebtedness also includes such overdrafts, advances or other credits of cash incurred through, or arising under, any omnibus demand deposit or clearing account, which can legally be attributed specifically to a Fund Customer, whether or not the account is in the name of such Fund Customer, Trust Customer, J.P. Morgan or another entity. J.P. Morgan shall be entitled without notice to Trust Customer or to the applicable Fund Customer, to withhold delivery of such Financial Assets, and with notice as stated below, to sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the applicable Cash Account in satisfaction of such Credit Indebtedness; provided however that the sale or realization of such Financial Assets shall not be in excess of the amount of Credit Indebtedness. Moreover, J.P. Morgan shall give notice to the Trust Customer and, unless J.P. Morgan determines in good faith that its interests may be prejudiced (as defined below) by doing so, provide the Trust Customer three (3) business days from the date of the notice to satisfy any payment obligation before selling any such Financial Assets. During any such notice period J.P. Morgan will consult with Trust Customer regarding the selection of assets to be sold to satisfy the Credit Indebtedness. Examples of such circumstances that may prejudice J.P. Morgan’s interests include a severe market downturn, bankruptcy filings by Fund Customer, a large judgment being entered against the Fund Customer, or another material adverse change affecting the Fund Customer’s financial condition or operations. For the avoidance of doubt, until J.P. Morgan exercises the lien rights to sell or otherwise realize such Financial Assets, the Fund Customer will be entitled to sell and/or purchase Financial Assets in the ordinary course of business, and deliver Financial Assets to the extent they are not withheld by J.P.Morgan to adequately secure the Credit Indebtedness. For the purposes of the foregoing sentence, the word “adequately” shall mean the Credit Indebedtness plus a percentage that is based on the type of Financial Asset withheld by J.P. Morgan, such percentage to be determined by JPMorgan in its sole discretion from time to time and communicated to the Fund Customer. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies. For the avoidance of doubt, (i) the liabilities of one Fund Customer cannot be offset against a separate Fund Customer or against the Trust Customer and (ii) the liabilities of Trust Customer cannot be offset against any Fund Customer.”

2

2.	This Amendment shall be effective as of the date first written above.

3.	Except as amended hereby, all other terms and conditions of the Custody Agreement remain unchanged and the Custody Agreement shall remain in full force and effect.

Mutual Fund Rider to Global Subcustody Agreement Among JPMorgan Chase Bank, N.A., UBS Trust

Company of Puerto Rico, as custodian for certain of its clients listed on Schedule 6 of the Global Subcustody

Agreement (the “Fund Customers”) and UBS Trust Company of Puerto Rico, as administrator and on behalf of the Fund Customers (the “Agreement”), effective May 10, 2021.

The following modifications are made to the Agreement:

A.	Add a new Section 2.18 to the Agreement as follows:

2.18	Compliance With Securities And Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).

(a)

Fund Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Fund Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Subcustodians to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Subcustodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:

(i)

provide written reports notifying Fund Customer’s Board of the placement of Financial Assets and Cash with particular Subcustodians and of any material change in the arrangements with such Subcustodians, with such reports to be provided to Fund Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Fund Customer’s foreign custody arrangements (and until further notice from Trust Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Subcustodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Subcustodians);

(ii)

exercise such reasonable care, prudence and diligence in performing as Fund Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)

in selecting a Subcustodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Subcustodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the

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safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)

determine that the written contract with a Subcustodian requires that the Subcustodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

(v)

have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Subcustodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Subcustodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Subcustodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Trust Customer and shall then act in accordance with the Instructions of Trust Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Fund Customer with Subcustodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c)

J.P. Morgan shall use reasonable efforts for markets for which it is acting as Foreign Custody Manager to use as its Subcustodians entities that are Eligible Foreign Subcustodians. In cases where due to (i) Applicable Law in a market or (ii) market practice or market conditions it is not practicable to have the subcustody services performed by an Eligible Foreign Custodian, J.P. Morgan shall promptly advise the Trust Customer of the circumstances, including any mitigants that may support a conclusion that the arrangement may nevertheless comply with rule 17f-5.

(d)

Except as expressly provided herein, Fund Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(e)

J.P. Morgan represents to Fund Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Fund Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on J.P. Morgan to perform as Fund Customer’s Foreign Custody Manager, and (ii) its Board or its investment adviser shall have determined that Fund Customer may maintain foreign Financial Assets and cash in each country in which Fund Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Fund Customer that would entail consideration of Country Risk.

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(f)

J.P. Morgan shall provide to Trust Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Trust Customer and Fund Customer hereby acknowledge that: (i) such information is solely designed to inform Fund Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

B.	Add a new Section 2.19 to the Agreement as follows:

2.19	Compliance with SEC Rule 17f-7 (“rule 17f-7”).

(a)

J.P. Morgan shall, for consideration by Trust Customer, provide an analysis of the custody risks associated with maintaining Fund Customer’s foreign Financial Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Fund Customer’s foreign Financial Assets at such Eligible Securities Depository) and at which any foreign Financial Assets of Fund Customer are held or are expected to be held. The foregoing analysis will be provided to Trust Customer at J.P. Morgan’s Website. In connection with the foregoing, (i) Fund Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets held and hereby covenants that it will not issue any Instructions to J.P. Morgan to hold its foreign Financial Assets at such Eligible Securities Depositories, (ii) Fund Customer and Trust Customer hereby waive, and release J.P. Morgan from, any liability that J.P Morgan may incur to Fund Customer or Trust Customer in connection with any Instructions delivered to J.P. Morgan in contravention of such notification and (iii) Trust Customer shall be solely liable for any Instructions delivered to J.P. Morgan in contravention of such notification. J.P. Morgan shall monitor the custody risks associated with maintaining Fund Customer’s foreign Financial Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Trust Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above.

(c)

A list of the Securities Depositories that are used through J.P. Morgan’s network shall be made available to the Trust Customer via J.P. Morgan’s web site. In the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each Securities Depository included on the aforementioned list and shall promptly advise Trust Customer if any Securities Depository ceases to be eligible. J.P. Morgan may modify the list of Securities Depositories from time to time upon notice to the Trust Customer.

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C.	Add the following definitions in alphabetical order to Section 1.2 of the Agreement:

“Eligible Foreign Custodian” means (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, or (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in rule 17f-5(a)(7)) or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” shall have the same meaning as in rule 17f-7(b)(l)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order.

D.

Add the following language to the end of the definition of “Securities Depository” in Section 1.2 of the Agreement: “The term ‘Securities Depository’ as used in this Agreement when referring to a securities depository located in the U.S. shall mean a ‘securities depository’ as defined in rule 17f-4(c)(6).”

E.	Section 7.1(a) is hereby deleted and replaced in its entirety with the language below:

J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care. For the avoidance of doubt and anything to the contrary herein notwithstanding, J.P. Morgan will use reasonable care in discharging any duties as securities intermediary to obtain and maintain financial assets corresponding to the security entitlements of its entitlement holders in accordance with SEC Rule 17f-4(a)(3).

Mutual Fund Rider to Global Custody Agreement

January 2021 Version

UBS TRUST COMPANY OF PUERTO RICO, AS CUSTODIAN FOR THE FUND CUSTOMERS	JPMORGAN CHASE BANK, N.A.
By: [signature]	By: [signature]
Name: Claudio Ballester	Name: Carl Mehldau
Title: Executive Director	Title: Vice President
Date: May 5, 2021	Date: May 10, 2021

By: [signature]

Name: Claudio Ballester

Title: Executive Director

Date: May 5, 2021

Mutual Fund Rider to Global Custody Agreement

January 2021 Version

Appendix 1-A

Information Regarding Country Risk

1.

To aid Trust Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually, and upon the initial placing of Financial Assets and cash into a country, the following information:

A.	Opinions of local counsel concerning:

i.

Whether applicable foreign law would restrict the access of Fund Customer’s independent public accountants to books and records kept by a Subcustodian located in that country which pertain to the Fund Customer’s account.

ii.	Whether applicable foreign law would restrict Fund Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of a Subcustodian located in that country.

iii.	Whether applicable foreign law would restrict Fund Customer’s ability to recover Financial Assets that are lost while under the control of a Subcustodian located in the country.

iv.

Whether applicable foreign law would restrict the Fund Customer’s right as foreign investors to convert Fund Customer’s cash or cash equivalents into U.S. dollars which have not yet been invested in securities.

B.	A market profile with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) securities depositories (including depository risk assessment), if any.

2.	To aid Trust Customer in monitoring Country Risk, J.P. Morgan shall furnish the Board the following additional information:

NewsFlashes, including with respect to changes in the information included in market profiles

Mutual Fund Rider to Global Custody Agreement

January 2021 Version

AMENDMENT TO GLOBAL SUBCUSTODY AGREEMENT

This Amendment (“Amendment”), dated as of May 13, 2021 between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and UBS Trust Company of Puerto Rico (“Trust Customer”) as custodian for its Fund Customers. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Custody Agreement.

WHEREAS, J.P. Morgan and Trust Customer are parties to a Global Subcustody Agreement, dated as of September 14, 2010 (as amended, modified or supplemented from time to time) (the “Custody Agreement”).

WHEREAS, in connection with name changes related to the 40 Act registration of the Fund Customers, the Trust Customer desires to update the List of Fund Customers as set forth on Schedule 6 to the Custody Agreement.

WHEREAS, J.P. Morgan and Trust Customer wish to amend the Custody Agreement to reflect this update as herein provided.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

(1)	Schedule 6.

The existing Schedule 6 to the Custody Agreement shall be deleted in its entirety and replaced with the Schedule 6 attached hereto as Exhibit A.

(2)	Miscellaneous

(a)

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

(b)	Counterparts. This Amendment may be executed in counterparts each of which will be deemed an original.

(c)	Governing Law. This Amendment and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the state of New York.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date specified on the first page of this Amendment.

2

EXHIBIT A

SCHEDULE 6

To the Global Subcustody Agreement between

UBS Trust Company of Puerto Rico

And JPMorgan Chase Bank, N.A.

List of Fund Customers

Old Name of Fund	New Name of Fund after 1940 Act Registration
Multi-Select Securities Puerto Rico Fund	Multi-Select Securities Fund for Puerto Rico Residents
Puerto Rico AAA Portfolio Bond Fund, Inc.	Tax-Free High Grade Portfolio Bond Fund for Puerto Rico Residents, Inc.
Puerto Rico AAA Portfolio Bond Fund II, Inc.	Tax-Free High Grade Portfolio Bond Fund II for Puerto Rico Residents, Inc.
Puerto Rico AAA Portfolio Target Maturity Fund, Inc.	Tax-Free High Grade Portfolio Target Maturity Fund for Puerto Rico Residents, Inc.
Puerto Rico Fixed Income Fund, Inc.	Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.
Puerto Rico Fixed Income Fund II, Inc.	Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc.
Puerto Rico Fixed Income Fund III, Inc.	Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.
Puerto Rico Fixed Income Fund IV, Inc.	Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.
Puerto Rico Fixed Income Fund V, Inc.	Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.
Puerto Rico Fixed Income Fund VI, Inc.	Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc.
Puerto Rico GNMA & U.S. Government Target Maturity Fund, Inc.	GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc.
Puerto Rico Mortgage-Backed & U.S.	US Mortgage-Backed & Income Fund for Puerto

3

Government Securities Fund, Inc.	Rico Residents, Inc.
Tax-Free Puerto Rico Fund, Inc.	Tax Free Fund for Puerto Rico Residents, Inc.
Tax-Free Puerto Rico Fund II, Inc.	Tax Free Fund II for Puerto Rico Residents, Inc.
Tax-Free Puerto Rico Target Maturity Fund, Inc.	Tax Free Target Maturity Fund for Puerto Rico Residents, Inc.
U.S. Municipal & Income Fund, Inc.	U.S. Monthly Income Fund for Puerto Rico Residents, Inc.

4